Exhibit 99.1

diaDexus, Inc. Reports First Quarter 2013 Financial Results

11th Consecutive Quarter of Year-over-Year Growth

SOUTH SAN FRANCISCO, Calif., May 6, 2013 — diaDexus, Inc. (OTCQB: DDXS), a company developing and commercializing proprietary cardiovascular diagnostic products, today announced financial results for the first quarter ended March 31, 2013.

Brian Ward, Ph.D., diaDexus’ President and Chief Executive Officer, said, “diaDexus had a strong first quarter 2013, delivering our 11th consecutive quarter of year-over-year revenue growth while making investments in our commercial operations and product development to support our long-term growth ambitions. These included the addition of new sales representatives in targeted geographies and increased focus on the development of our new product pipeline. We also continued to drive expanded reimbursement for the PLAC Test, which should help to reduce pricing pressure and have a positive impact on our cardiovascular specialty laboratory partners.”

Total revenues for the first quarter 2013 were $5.6 million, a 12% increase over $4.9 million reported in the first quarter 2012. Demand for the PLAC Test remained strong with volume increases outpacing pricing pressure. As a result, gross margins in the first quarter 2013 improved to 67% compared to 65% for the same quarter in 2012. Total operating expenses for the quarter were $6.9 million, compared to $6.2 million for the first quarter 2012. The increase in operating expenses was the result of increased investments in sales and marketing in the first quarter 2013 compared to the same quarter in 2012, partially offset by lower research and development costs. General and administrative expenses were flat in the first quarter 2013 compared to the same period in 2012. The Company’s net loss for the first quarter 2013 narrowed to $1.2 million, or $(0.02) per share, from a net loss of $1.3 million, or $(0.02) per share, in the first quarter 2012.

Cash and cash equivalents and investments at March 31, 2013 were $13.0 million compared to $13.6 million at December 31, 2012.

Guidance

For the full year 2013, the Company is reiterating revenue guidance in the range of $24 to $25 million.

Webcast

diaDexus will host a conference call and webcast on May 6th at 4:30 p.m. ET (1:30 p.m. PT) to discuss the first quarter 2013 results. The dial-in numbers for the conference call are 1 (877) 378-9048 for domestic callers and 1 (706) 679-2272 for international. The reservation number for both is 43222217. The webcast may be accessed via the company’s website at www.diadexus.com/webcast. A replay of the webcast will be available shortly following the live webcast.

About diaDexus, Inc.

diaDexus, Inc., based in South San Francisco, California, develops and commercializes proprietary cardiovascular diagnostic products addressing unmet needs in cardiovascular disease. The company’s PLAC® Test ELISA Kit is the only blood test cleared by the FDA to aid in predicting risk for both coronary heart disease and ischemic stroke associated with atherosclerosis, the #1 and #3 causes of death, respectively, in the United States. The company’s PLAC® Test for Lp-PLA2 Activity, a CE-marked test, is an indicator of atherosclerotic cardiovascular disease, the #1 cause of death in Europe. diaDexus is ISO 13485 certified and is manufacturing the PLAC Test for Lp-PLA2 Activity on-site. For more information, please visit the company’s website at www.diaDexus.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and assumptions and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to diaDexus that could cause actual results to differ materially from those expressed in such forward-looking statements include diaDexus’ ability to gain acceptance of its PLAC® Test products in the marketplace, including its ability to demonstrate that treatment of individuals based on their Lp-PLA2 levels improves clinical outcomes in prospective clinical studies; diaDexus’ high degree of customer concentration, including the downward pressure that its largest customers to exert on its product pricing; the ability to continue to grow revenue at the same quarterly or annual rate; the medical device excise tax under the Patient Protection and Affordable Care Act of 2010 (“PPACA”) and the ability to pass those costs through to customers; the ability to report under the sunshine provisions of the PPACA; diaDexus’ relationship with key customers, including GlaxoSmithKline, the licensor of Lp-PLA2; third party payors’ acceptance of and reimbursement for the PLAC® Tests; diaDexus’ ability to obtain higher selling prices with its partners when reimbursement coverage for its PLAC® Tests increases; diaDexus’ ability to develop and commercialize new products and services; various risks associated with the international expansion of diaDexus’ business; the timing of data unblinding in the Phase 3 study of darapladib being conducted by GlaxoSmithKline; diaDexus’ ability and timing to submit a new 510(k) application for, and obtain FDA clearance of, its new automated Lp-PLA2 Activity test; diaDexus’ ability to initiate and continue to manufacture the PLAC® Test for Lp-PLA2 Activity to meet customer demand; the adequacy of diaDexus’ intellectual property rights; diaDexus’ ability to satisfy its obligations under its license agreements, to maintain its license rights under those license agreements and to enter into any necessary licenses on acceptable terms; diaDexus’ limited revenue and cash resources; and diaDexus’ significant corporate expenses, including real estate lease liabilities and expenses associated with being a public company. Future financing needs will depend on diaDexus’ ability to continue increasing the rate of adoption for its products by physicians and its progress in expanding insurance coverage for the PLAC® Test. Additional factors that could cause diaDexus’ results to differ materially from those described in the forward-looking statements can be found in diaDexus’ most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission, and available at the SEC’s web site at www.sec.gov. The information set forth herein speaks only as of the date hereof, and except as required by law, diaDexus disclaims any intention and does not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Company Contacts:

diaDexus, Inc.

Brian E. Ward, Ph.D., CEO

Jean-Frédéric Viret, Ph.D., CFO

650-246-6400

investors.diadexus.com

Investor Relations:

The Ruth Group

Zack Kubow

646-536-7020

zkubow@theruthgroup.com

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DIADEXUS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(unaudited)

	Three Months Ended March 31,
	2013	2012

Revenues:
License revenue	$76	$76
Royalty revenue	18	1,037
Product sales	5,460	3,830

Total revenues	5,554	4,943
Operating costs and expenses:
Product costs	1,825	1,719
Sales and marketing	1,950	1,182
Research and development	1,116	1,292
General and administrative	1,980	1,976

Total operating costs and expenses	6,871	6,169

Loss from operations	(1,317)	(1,226)
Interest income, interest expense and other income (expense), net:
Interest income	2	7
Interest expense	(93)	(101)
Other income (expense), net	243	(3)

Loss before income tax	(1,165)	(1,323)
Income tax	(5)	(3)

Net loss	$(1,170)	$(1,326)

Basic and diluted net loss per share:	$(0.02)	$(0.02)

Weighted average shares used in computing basic and diluted net loss per share	53,903,634	53,067,045

DIADEXUS, INC.

CONDENSED BALANCE SHEETS

(In thousands)

(unaudited)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$12,781	$12,851
Short-term marketable securities	249	747
Accounts receivable	2,495	2,789
Inventories	315	134
Assets held for sale	231	300
Prepaid expenses and other current assets	1,056	871

Total current assets	17,127	17,692
Restricted cash	1,400	1,400
Property and equipment, net	1,165	1,250
Other long-term assets	123	142

Total assets	$19,815	$20,484

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,114	$469
Notes payable, current portion	586	272
Deferred revenues, current portion	310	317
Unfavorable lease obligations	614	588
Accrued and other current liabilities	1,875	1,953

Total current liabilities	4,499	3,599
Non-current portion of notes payable	4,317	4,621
Non-current portion of deferred revenue	149	225
Non-current portion of deferred rent	369	363
Non-current portion of unfavorable lease obligation	2,307	2,475
Other long term liabilities	359	346

Total liabilities	12,000	11,629
Stockholders’ equity:
Preferred stock	—	—
Common stock	539	539
Additional paid-in capital	206,178	206,048
Accumulated deficit	(198,902)	(197,732)

Total stockholders’ equity	7,815	8,855

Total liabilities and stockholders’ equity	$19,815	$20,484

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